Exhibit 10.08
                                                                   -------------


                                 Amendment No. 2
                                     to the
                       Terms and Conditions of Employment
                                     between
                           William T. Schleyer ("WTS")
                                       and
               Adelphia Communications Corporation (the "Company")


     WHEREAS, WTS and the Company wish to amend that certain employment agreement executed on January 17, 2003, as amended by Amendment No. 1 thereto on February 21, 2003 (the "Employment Agreement").

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Clause (i) of Section 8(b) of the Employment Agreement is hereby amended to read as follows: "(i) a demotion or removal from the position of CEO or member of the Board;"

     2. Clause (ii) of Section 8(b) of the Employment Agreement is hereby amended to read as follows: "(ii) a material adverse change by the Company in WTS's duties or responsibilities, provided that the removal of WTS from his position as Chairman of the Board as a result of the election of a non-executive Chairman of the Board by the nominating committee of the Board after non-binding consultation with WTS shall not constitute Good Reason under this Section 8(b)(ii), so long as WTS shall remain a member of the Board (i.e. without the consent of WTS but after consultation, the Company may elect a non-executive Chairman of the Board);"

     3. Upon (a) the favorable resolution of the litigation currently before the Bankruptcy Court between the Company and the Official Committee of Shareholders and (b) the adoption by the Company of a revised plan of corporate governance, the Company shall use its reasonable best efforts to obtain Bankruptcy Court approval to amend Clauses (i) and (ii) of Section 8(b) of the Employment Agreement to read as follows: "(i) a demotion or removal from the positions of CEO or Chairman of the Board; (ii) a material adverse change by the Company in WTS's duties or responsibilities;"


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     4. Except as provided in this Amendment No. 2, the terms and conditions of the Employment Agreement shall remain unchanged.


/s/ William T. Schleyer                Adelphia Communications Corporation
---------------------------
    William T. Schleyer
                                       By:  /s/ Erkie Kailbourne
                                            -----------------------
                                       Name:   Erkie Kailbourne
March 5, 2003                          Title:  Chairman and Interim
                                       Chief   Executive Officer

                                       March 5, 2003